Exhibit 10.9(h)
EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT
THIS EIGHTH AMENDMENT (this “Amendment”) is made as of this 9th day of April, 2008 to that certain EMPLOYMENT AGREEMENT, dated as of December 21, 1999, as heretofore amended (collectively, the “Employment Agreement”), by and between R. NEAL BLACK (“Employee”) and JOS. A. BANK CLOTHIERS, INC. (“Employer”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement as follows:
1. Subject to earlier termination otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be January 31, 2010.
2. Effective May 4, 2008, Employee’s Base Salary shall be $575,000.
Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes. The terms of employment set forth in this Amendment have been approved by the Compensation Committee of the Board of Directors of the Employer.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ Charles D. Frazer	/s/ R. Neal Black

	Charles D. Frazer,	R. NEAL BLACK
Senior Vice President-General Counsel